Exhibit 23.6

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Danielson Holdings Corporation of our report dated March 26, 2002, except for the restatement, as to which the date is August 13, 2002 relating to the financial statements of American Commercial Lines LLC for the fiscal year ended December 28, 2001, which appears in Danielson Holdings Corporation’s Annual Report on Form 10-K for the year ended December 31, 2003.

/s/ PricewaterhouseCoopers LLP

Louisville, Kentucky
October 6, 2004